EXHIBIT 10.2


                          EMPLOYEE RETENTION AGREEMENT


THIS EMPLOYEE RETENTION AGREEMENT ("AGREEMENT") is made as of this 20th day of October, 2008 (the "EFFECTIVE Date"), by and between William R. Snodgrass, an individual who resides at 192 Preston Circle, Jacksboro, TN 37757 ("EMPLOYEE"), and NATIONAL COAL CORPORATION ("OPERATING COMPANY"), a Tennessee corporation with a principal place of business at 8915 George Williams Road, Knoxville, Tennessee, and National Coal Corp., a Florida corporation and the sole shareholder of the Operating Company ("PARENT" and together with Operating Company the "COMPANY").

                                    RECITALS

         WHEREAS, the Company is exposed from time to time to numerous business opportunities for growth and expansion, including the possible acquisition by or of another company or other change of control; and

         WHEREAS, the Board of Directors of the Company (the "BOARD") has determined that it is in the best interests of the Company and its stockholders to (i) assure that the Company will have the continued dedication and objectivity of the Employee to take maximum advantage of these opportunities, and (ii) to provide the Employee with an incentive to continue employment and to continue to maximize the value of the Company for the benefit of its stockholders.

         NOW, THEREFORE, in consideration of the mutual covenants herein contained, and in consideration of the continuing employment of Employee by the Company, the parties agree as follows:

         1. BONUS. (a) Employee shall be entitled to receive a cash bonus equal to $300,000.00 (the "BONUS") payable upon the execution of this Agreement. If Employee's employment with the Company is terminated by the Company for Cause (as defined below) or by Employee without Good Reason (as defined below) prior to the third anniversary of the date hereof, then Employee shall refund and pay to the Company, on the date of termination of employment, an amount equal to $300,000 multiplied by a ratio determined by dividing (i) the number of days remaining from the date of termination until the third anniversary of the date hereof, and (ii) 1,095 days. The Company shall have the right to offset any refundable portion of the Bonus against any amounts the Company owes Employee pursuant to his employment with the Company or otherwise.

         (b) If Employee is employed with the Company on a continuous basis from the date hereof through and including December 31, 2011, then the Company shall pay Employee an additional cash bonus of $100,000 no later than January 31, 2012.

         2. BASE COMPENSATION AND BONUS. Effective November 1, 2008, Employee's base rate of annual compensation shall be increased to $300,000.00, and shall thereafter be increased (but not thereafter decreased) periodically upon review of Employee's performance by the Board ("BASE COMPENSATION"). Employee shall also be eligible for an incentive bonus, upon terms and conditions to be established by the Board, for an annual amount up to and not to exceed 50% of Base Compensation.

         3. RESTRICTED STOCK. Subject to the terms of the restricted stock agreement attached hereto as EXHIBIT A ("RESTRICTED STOCK AGREEMENT") Employee shall receive 100,000 shares of the Company's common stock $.0001 par value (the "RESTRICTED SHARES"). Except as otherwise provided in Sections 6 hereof, upon
(i) Employee's termination from employment for any reason other than death on or prior to October 31, 2008, all of the Restricted Shares shall be forfeited; or
(ii) Employee's termination from employment for any reason other than death between November 1, 2008 and on or prior to October 31, 2009, 66,000 of the Restricted Shares shall be forfeited; or (iii) Employee's termination from employment for any reason other than death between November 1, 2009 and on or prior to October 31, 2010, 33,000 of the Restricted Shares shall be forfeited (the period prior to each such date with respect to each such portion of the Restricted Shares hereinafter referred to as the "RESTRICTION PERIOD"). All
Restricted Shares issued to the Employee hereunder shall be subject to the restrictions on transfer and forfeitability as set forth in this Agreement and the Restricted Stock Agreement.

         4. TERM LIFE INSURANCE. As additional consideration under this Agreement, the Company shall purchase and own a term life insurance policy on Employee's life in the face amount of $1,000,000.00 issued by an insurance company selected by the Company with a rating of A or better by A.M. Best Co. During the term of this Agreement and as long as Employee remains actively employed by the Company, the Company shall pay the annual premium of such policy. The Company's obligation to pay such premiums shall terminate upon Employee's termination of employment with the Company for any reason. The beneficiary on such policy shall be designated as the Operating Company with respect to 50% of the death benefit under such policy and the remaining 50% of the death benefit shall be payable to a Employee beneficiary designated by Employee, or, failing such designation, Employee's estate. Employee acknowledges that the Company will report imputed wage income in accordance with Internal Revenue Service guidelines for the 50% of the death benefit payable to Employee's beneficiary and withhold taxes related thereto form his cash compensation, and Employee agrees to consent to the purchase of such policy in accordance with the requirements of Section 101 of the Internal Revenue Code (the "CODE") so that any proceeds payable to the Company thereunder shall be income tax free.

         5. AGREEMENT NOT TO COMPETE. The parties acknowledge that Employee has learned significant confidential and proprietary information and trade secrets of the Company the disclosure or use of which for purposes other than the Company's business will be detrimental to the Company and Employee agrees that for the duration of his employment by the Company, and for 12 months thereafter (in the latter case, if, and only if, the payment provided for in Section 6(b) hereof is paid), he shall not without the prior written consent of the Company, directly or indirectly, engage, participate in, or assist in any capacity whatever, or have an interest in, any firm, enterprise, entity or arrangement operating in the states of Tennessee or Alabama or any other state in which the Company is mining coal (either directly or using contract miners) on the date of termination of Employee's employment with the Company, which competes with the business of the Company. For purposes of this Agreement, "business of the Company" shall mean coal mining operations. The foregoing shall not prevent Employee from acquiring on the open market up to 5% of the outstanding securities of any publicly held corporation. In the event that Employee shall breach this agreement not to compete, Employee shall forfeit any Restricted Shares issued to him under this Agreement.


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


         6. CHANGE OF CONTROL; ACCELERATED VESTING ON RESTRICTED STOCK AND SEVERANCE.

         (a) In the event of a Change of Control (hereinafter defined) during the Restriction Period, all restrictions on the Restricted Shares shall lapse.

         (b) In the event that Employee's employment with the Company is terminated by the Company other than for "CAUSE," or terminated by the Employee for "GOOD REASON" within 90 days before or one year following a Change of Control, Employee shall receive in a lump sum an amount equal to his then Base Compensation, payable (subject to 6(c) below) within 5 days following the later of his termination of employment or the Change of Control.

         (c) If and to the extent the payments under Section 6(b) hereof constitute "deferred compensation," rather than exempt "severance" or a "short term deferral" within the meaning of Section 409A of the Code, and, if Employee is a "specified employee" at that time, that portion shall be paid (plus interest at the short term Applicable Federal Rate) 6 months following the Employee's separation form service (or immediately following the Employee's death, if earlier). Determination of whether the Employee is a specified employee shall be made pursuant to Treas. Regs. ss.1.409A-1(i) or any successor regulation.

         (d) The occurrence of any of the following events shall constitute a Change of Control for purposes of this Agreement: (a) any "person" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT") ) other than the Operating Company or Parent, any trustee or other fiduciary holding securities under any employee benefit plan of the Company and/or Parent, or any company owned, directly or indirectly, by the stockholders of Parent in substantially the same proportions as their ownership of the Operating Company and/or Parent is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Operating Company and/or Parent representing 50% or more of the combined voting power of such entity's then-outstanding securities; (b) the consummation of a merger or consolidation of the Operating Company and/or Parent with any other corporation, other than a merger or consolidation which would result in the voting securities of such entity outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the combined voting power of the voting securities of such surviving entity's then-outstanding securities which shall not


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


constitute a Change of Control of the Operating Company and/or Parent; or (d) the stockholders of the Operating Company and/or Parent approve a plan of complete liquidation of the Operating Company and/or Parent or an agreement for the sale or disposition by the Operating Company and/or Parent of all or substantially all of its assets.

         (e) For purposes of this Section 6, "CAUSE" shall mean a termination by the Company after notice to the Employee (as described below), and majority vote of the Board of Directors and advice of independent legal counsel, effected for any of the following limited reasons:

                  (i) Habitual and continued unavailability to act or respond on behalf of the Company;

                  (ii)     Willful misconduct or fraud;

                  (iii) Conviction by a court of competent jurisdiction, of a felony (whether or not committed during the term hereof or in the course of employment hereunder);

                  (iv) Willful, continued and material failure to observe or perform the duties of his employment hereunder;

                  (v) Willfully acting in a manner materially adverse to the best interests of the Company.

With regard to the notice required for a Cause termination, Company shall first provide Employee with 45 days written notice of such alleged misconduct, including a specific description of such breach, failure or neglect of duty or obligation sufficient to allow Employee an opportunity to correct such noted problems. Employee shall not be terminated for Cause unless, after the notice period expires, the Employee continues to fail to satisfactorily perform his duties. Prior to any vote regarding misconduct, Employee will be given the opportunity to appear before the Board, with his legal counsel, to present any relevant information he believes the Board should consider in making such decision.

         (f) For purposes of this Section 6, "GOOD REASON" shall exist if the Company makes one of the following material negative changes in the service relationship between it and the Employee, without the Employee's prior written consent, provided that, Employee notifies the Company of his dissatisfaction with the change no later than 90 days after it is effected, and, prior to terminating for Good Reason, the Employee provides written notice to the Chairman of the Board of the Parent of the circumstance(s) he believes constitute(s) Good Reason hereunder, and the Company has failed or refused to remedy the circumstance(s) within 30 days after that written notice:

                  (i) without his express written consent, the Employee is assigned any duties materially inconsistent with the positions, duties and responsibilities of his current office;

                  (ii) relocation of the office at which the Employee is to perform his duties to a location more than 60 aerial miles from the location at which the Employee performs such duties at the date of this Agreement, or a requirement that Employee travel more than he has historical traveled for the Company prior to the date hereof;


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


                  (iii)    a  reduction  by  Company  in  the  Employee's   Base
Compensation as in effect on the date hereof or as the same may be increased from time to time; or

                  (iv) a material reduction in the aggregate value of the benefits and perks available to Employee from time to time.

         7. TERM OF AGREEMENT. The terms of this Agreement shall be effective for the period ending on October 31, 2011; provided that if a Change of Control shall occur prior thereto, the term of this Agreement shall end on the later of October 31, 2011 or the first anniversary of a Change of Control, and in either event the Company shall have no further obligations under this Agreement.

         8. WITHHOLDING, ETC. The Company shall make such deductions, withholdings and other payments from all sums payable to Employee pursuant to this Agreement which are required by law or as Employee requests for taxes and other charges.

         9. CODE SECTION 409A. For purposes of payments of "deferred compensation" hereunder within the meaning of Code Section 409A, "termination of employment" or simply "termination" hereunder shall only be deemed to have occurred on the date Company and Employee reasonably anticipate that (i) the Employee will not perform any further services for Company or any other entity considered a single employer with Company under Section 414(b) or (c) of the Code (that broader group referred to in this definition as the "EMPLOYER GROUP"), or (ii) the level of bona fide services performed after that date (as an employee or independent contractor, except that service as a member of the board of an Employer Group entity is not counted unless termination benefits under this Agreement are aggregated with benefits under any other Employer Group plan or agreement in which Employee also participates as a director) will permanently decrease to less than 50% of the average level of bona fide services performed over the previous 36 months (or if shorter over the duration of service). The Employee will not be treated as having a incurred a termination while on military leave, sick leave or other bona fide leave of absence if the leave does not exceed six months or, if longer, the period during which the Employee has a reemployment right with Company by statute or contract. If a bona fide leave of absence extends beyond six months, a termination will be deemed to occur on the first day after the end of such six month period, or on the day after the Employee's statutory or contractual reemployment right lapses, if later. The Board will determine whether a termination has occurred based on all relevant facts and circumstances, in accordance with the "separation form service" definition in Treasury Regulation ss.1.409A-1(h) or any successor guidance thereto. In all other respects, to the extent that the parties reasonably determine that any compensation or benefits payable under this Agreement are subject to Section 409A of the Code, this Agreement shall be operated, construed and interpreted in such a way so as not to subject Employee to excise taxes for violation thereof.

         10. ARBITRATION. If any dispute between the parties arises out of this agreement, such dispute shall be finally resolved by binding arbitration conducted in Knoxville, Tennessee in accordance with the commercial rules of the American Arbitration Association then in effect. Any such arbitration shall be conducted before a single arbitrator. Judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof.


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


         11. ASSIGNMENT. This Agreement shall inure to the benefit of and shall be binding upon the successors and the assigns of the Company. This Agreement is personal to Employee and may not be assigned by him.

         12. SEVERABILITY. If any provision of the Agreement shall be found invalid by any court of competent jurisdiction, such findings shall not affect the validity of the other provisions hereof and such invalid or unenforceable provision shall be stricken to the extent necessary to preserve the validity and enforceability of the Agreement..

         13. APPLICABLE LAW. This Agreement is entered into and executed in the State of Tennessee and shall be governed by the laws of such State.

         14. COUNTERPARTS. This Agreement may be executed simultaneously in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

         15. NON-INTEGRATION. This Agreement shall be in addition to any other agreements between the parties hereto.



            [THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]


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


         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date set forth on the first page hereof.

NATIONAL COAL CORPORATION


By:  /S/ DANIEL A. ROLING
     ------------------------


Title:  PRESIDENT AND CEO


NATIONAL COAL CORP.


By:  /S/ DANIEL A. ROLING
     ------------------------


Title:  PRESIDENT AND CEO


EMPLOYEE



By:  /S/ WILLIAM R. SNODGRASS
     ------------------------
      William R. Snodgrass

                                    EXHIBIT A

                           RESTRICTED STOCK AGREEMENT

         This Restricted Stock Agreement (the "AGREEMENT") is made as of the 20th day of October, 2008 by and between William R. Snodgrass ("EMPLOYEE") who resides at 192 Preston Circle, Jacksboro, TN 37757, and National Coal Corp. (the "COMPANY"), a Florida corporation with a principal place of business at 8915 George Williams Road, Knoxville, Tennessee.

         WHEREAS, Employee and the Company are parties to that certain Retention Agreement dated October 20, 2008 (the "RETENTION AGREEMENT");

         WHEREAS, pursuant to the terms of such agreement, the Company has issued to Employee certain Restricted Shares as defined in the Retention Agreement; and

         WHEREAS, any Restricted Shares issued to employee under the Retention Agreement are subject to the terms of said agreement and the terms of this Agreement.

         NOW, THEREFORE, in consideration of the foregoing and the mutual undertakings herein contained, and for other good and valuable consideration, the mutuality, receipt and sufficiency of which are hereby acknowledged, the parties agree as follows;

         1.1 CERTIFICATES FOR SHARES; PROXIES. Certificates evidencing Restricted Shares shall be deposited with the Company to be held in escrow until such Shares are released to the Employee or forfeited in accordance with the Retention Agreement and this Agreement. Employee shall, simultaneously with the execution and delivery of this Agreement, execute and deliver to the Company a stock power in blank with respect to the Restricted Shares. If any Restricted Shares are forfeited, the Company shall direct the transfer agent of the Common Stock or Company Secretary, as applicable, to make the appropriate entries in its records showing the cancellation of the certificate or certificates for such Restricted Shares.

         1.2 RESTRICTIONS. During the Restriction Period (as defined in the Retention Agreement), Restricted Shares, and all rights with respect to such Shares, may not be sold, assigned, transferred, exchanged, pledged, hypothecated or otherwise encumbered or disposed of and shall be subject to the risk of forfeiture contained in the Retention Agreement and this Agreement (such limitation on transferability and risk of forfeiture being herein referred to as the "RESTRICTIONS"), but Employee shall have all other rights of a stockholder, including the right to vote the Restricted Shares and to receive and retain dividends thereon.

         1.3 FORFEITURE OF RESTRICTED SHARES. In the event that Employee shall breach the provisions of Section 5 of the Retention Agreement, such event shall constitute an "Event of Forfeiture" and all Shares which at that time are Restricted Shares shall thereupon be forfeited by Employee to the Company without payment of any consideration by the Company, and neither Employee nor any heir, personal representative, successor or assign of Employee shall have any right, title or interest in or to such Restricted Shares or the certificates evidencing the same.

         1.4 LAPSE OF RESTRICTIONS. Except as otherwise provided in this Agreement or the Retention Agreement, the Restrictions on the Restricted Shares shall lapse at the end of the Restriction

Period. Upon the lapse of the Restrictions in accordance with this Section, the Company shall, as soon as practicable thereafter, deliver to Employee a certificate without any restrictive endorsement for the Shares that are no longer subject to such Restrictions. Notwithstanding the foregoing, the Restrictions shall lapse upon a Change of Control (as defined in the Retention Agreement) as specified in Section 6 of the Retention Agreement.

         1.5 WITHHOLDING REQUIREMENTS; CODE SECTION 83(B). Whenever Restrictions lapse with respect to Restricted Shares, the Company shall have the right, at its election, to (i) withhold from sums due to the Employee; (ii) require the Employee to remit to the Company; or (iii) transfer back to the Company Shares otherwise released from escrow; in an amount sufficient to satisfy any Federal, state or local withholding tax requirements prior to making such payments or delivering any such Shares to the Employee, with the latter option being the default if the Company has not, prior to the lapse of the Restrictions, directed in writing use of options (i) or (ii) for payment. The Employee agrees to notify the Company promptly in the event the Employee files an election under Internal Revenue Code ss.83(b).

         1.6 EFFECT UPON EMPLOYMENT, ETC. Nothing contained in this Agreement shall confer upon Employee the right to be employed by the Company or its subsidiaries or affect any right that the Company or its subsidiaries may have to terminate the employment of Employee.

         1.7 AMENDMENT. This Agreement may not be amended, modified or supplemented except with the consent of the Board and by a written instrument duly executed by Employee and the Company.

         1.8      BINDING EFFECT. This Agreement shall be binding upon and shall
inure  to  the  benefit  of  the  parties  hereto  and  their  heirs,   personal
representatives, successors and assigns.

         1.9 NOTICES. Notices shall be deemed delivered if delivered personally or if sent by registered or certified mail to the Company at its principal place of business, as set forth above, and to Employee at the address set forth above, or at such other address as either party may hereafter designate in writing to the other.

         1.10 SEVERABILITY. The invalidity or unenforceability of any provision of the Agreement shall not affect the validity or enforceability of the remaining provisions of the Agreement, and such invalid or unenforceable provision shall be stricken to the extent necessary to preserve the validity and enforceability of the Agreement.

         1.11 GOVERNING LAW. This Agreement is entered into and executed in the State of Tennessee and shall be governed by the laws of such State.

         1.12 DEFINITIONS. The initially capitalized terms shall have the meanings set forth herein. Initially capitalized terms not otherwise defined herein shall have the meaning provided in the Retention Agreement and, if not defined therein, in this Agreement.


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


         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date set forth on the first page hereof.

NATIONAL COAL CORP.


By:  /S/ DANIEL A. ROLING
     ------------------------


Title:  PRESIDENT AND CEO


EMPLOYEE



By:  /S/ WILLIAM R. SNODGRASS
     ------------------------
      William R. Snodgrass


                                       3